Contract No.: HTF 2007-J004

Technology Development (Commission) Contract

Project: Maoming Housing Accumulation Fund Management Information System

Trustor: Maoming Housing Funding Center (“The Client”)

Consignee: Shenzhen Hengtaifeng Technology Co., Ltd. (“The Company”)

Date: March 16, 2007

Place: Maoming City

Valid: March 16, 2007 -March 16, 2008

Technology Development (Commission) Contract

Trustor: Maoming Housing Funding Center (“The Client”)
Address: 3rd Floor, No. 151, Guanghua South Road, Maoming City, Guangdong Province, PRC
Legal representative:
Contact Person: Mr. Liang Tiandu
Contact Information
Correspondence: 3rd Floor, No. 151, Guanghua South Road, Maoming City, Guangdong Province, PRC
Tel: 0668-2831058
Fax: 0668-2996311
E-mail: lyh2811950@21cn.com

Consignee: Shenzhen Hengtaifeng Technology Co., Ltd. (“The Company”)
Address: Room 605, Chuangwei Building A, No.1 Gaoxinnan Road, Science and Technology Park, Nanshan District, Shenzhen City
Legal representative: Yuangqing Li
Contact Person: Ms. Liu Yanzhen
Contact Information
Correspondence: 605, Block A, Chuangwei Building, Kejiyuan, Shenzhen, PRC
Tel: 755-26743592
Fax: 755-26743552
E-mail: lyz@htf.com.cn

The Client hereby retains the Company to develop the project “Maoming Housing Accumulation Fund Management Information System”, and the Company hereby accepts such engagement and shall perform the obligations for the Client described herein, faithfully and to the best of its ability.

SECTION 1. Requirements for technology development are as follows:

1.	Technology objective:
Develop a housing fund management information system featuring open-system structure, easy-to-expand, easy-to-maintain and user-friendly interface based on computer networking, database and advanced PB development platform, to transfer the data from counties to the municipal center and realize standard calculability of the data.

2.	Technology content
The system includes housing fund accumulation and payment module, loan management module, financial management module, voice inquire of housing fund pay and deposit module, supervising system interface module, financial statement system module, inquire module. The system collects the data from counties to municipal center and supports networking mode between counties and the municipal center that the counties directly login in the server system of municipal center to develop business,and finish bank version adjustment (including housing fund accumulation system and loan system).

3.	Technology method and line
The system, based on WIN98, WINXP, WIN2000 (personal and server) platform, adopts Client/Server structure, to realize that informix database, and management sectors of counties and municipal outlets directly visit central database system through local housing fund software.

SECTION 2. The Company shall provide technology development plan to Client within 15 working days after the Contract taking effect. The Plan shall include following information:

1.	Members of development group and responsibilities of them (including the Company and the Client);
2.	Project development plan

SECTION 3. The Company agrees to conduct development according to following schedule:

1.	The Company shall complete analysis for Client within 15 days after the Client gives the request, and provide “Maoming Housing Fund-Business Request Instruction” for Client signature and confirmation.
2.
The Company shall complete system design, encoding and system test according to the schedule regulated in “Project Development Plan”, deliver the development results to the Client and implement according to “Project Development Plan”.

3.	The project shall be completed in 50 working days.

SECTION 4. The Client shall provide following technology documents and cooperation to the Company:

1.	Technology document list: business requirements instruction materials.
2.	Time and form: The Client shall provide the above materials in the form of hard copy and soft copy to the Company within five working days after signing the Contract.
3.	Other cooperative items: The Client bears the obligations in assisting the Company to complete project request analysis.
After the completion of the Contract, above said technology materials shall be filed by the Company as project development documents.

SECTION 5. Compensation

1.	For the above services, the Company will receive ￥300,000 in total.
2.	The Client will pay the above compensation by installments. Detailed payment method and time as follows:
1)	The Company will receive ￥150,000 within five working days after two parties sign the Contract and sign Maoming Housing Fund-Business Request Instruction”.
2)	The Company will receive remained ￥150,000 within five working days after the Client inspects and accepts the project.

Bank, address and account of the Company:
   Opening bank: Construction Bank of China– Shenzhen Gaoxinyuan Branch
   Address: 05 Room, 6 Floor, Skyworth Building A, Gaoxinnanyi Road, Science and TechnologyPark, Nanshan District, Shenzhen
   Account No.: 048010020004489

SECTION 6. R&D fee will be totally used by the Company. The Client shall have the right to check the development progress and use of the fees after approval by the Company, under the precondition not to influence the normal working of the Company.

SECTION 7. Any changes of the contract should be subject to mutual written consent. One party may require alter the rights and obligations of this Contract, and the other party shall reply within three working days (it shall be considered to agree if the Company delay reply) under one of the following conditions:

   1. The Client requires amending the software according to “Maoming Housing Fund-Business Request Instruction”, but the Company fails to complete the amendment in accordance with the schedule stated in the “Project Development Plan”.

SECTION 8. The Company shall not transfer all or part of the contract to any third party without consent of the Client.

SECTION 9. The Company shall be responsible for the loss incurred in executing the contract provided that current technology is not sufficient.

   Technology risks of this Contract shall be defined by two parties. Technology risk shall include existence of the risk, scope, degree and losses. The bases for defining technology risks include:

1.	Current technology is not sufficient;
2.	The Company bears no responsibilities for the failure and the failure is reasonable through certification.
One party shall inform the other party within three working days if the party finds the technology risk will lead the development failure or part of failure. If the party finds such risk and delay to inform the other party, and lead to expansion of the losses, the party shall undertake all the losses resulting from this.

SECTION 10. During the period of the Contract, if the development technology has been publicly opened by any third party, one party shall inform the other party to terminate the Contract within three working days. The party failed to inform the other party shall bear all the losses and compensate.

SECTION 11. Confidential Information

   The Client’s obligations:
1.
Content: The documents complied by the Company, designs, application software and other related technology materials, commercial information relating to the project, this contract and its attachment and price.

2.	Personal: all personal relating to this project
3.	Retention: ten years
4.	Reveal: undertake all the loss
The Company’s obligations:
1.	Content: The instructions, contract and attachments provided by the Clients
2.	Personal: all personal relating to this project
3.	Retention: ten years
4.	Reveal: undertake all the loss

SECTION 12. The Company shall deliver the development results to the Client by following ways:

1.
Form and quantity: Installation programs and user’s guide, one copy respectively, in the form of soft copy of “Maoming Housing Fund Management System” (including original code, database dictionary and instruction of original code).

2.	Time and place: the Client’s working place

SECTION 13. The Client will inspect and accept the project in accordance with “Maoming Housing Fund-Business Request Instruction”. If the Client failed to inspect without reasonable explanations within three working days after the Company delivers the results and requests inspection, it is considered that the Client accepts the results.

SECTION 14. The Company guarantees that the development results shall not infringe the legal rights of any other third party. If any third party claims the Client on the technology, the Company shall bears all the losses.

SECTION 15. Technology Confidential

1.	Using rights: the Company and the Client
2.	Transfer rights: 100% the Company and 50% of each party post confidential retention
3.	Distribution of related benefit: according to percentage.
Intellectual properties relating to this contract belong to the Company 100% and each party 50% post confidential retention.

SECTION 16. The Company shall not transfer the development results to any third party without notice to the Client before deliver the results to the Client.

SECTION 17. The Company’s development personal enjoy the right to print the names on the technology result and achieve certificates.

SECTION 18. All the equipment, appliance, materials relating to development purchased by the Company belong to the Company.

SECTION 19. After the Company delivers the results to the Clients, the Company shall provide training for the Clients according to request and provide relating technology services.

1.	Content: Installation, commissioning and operation training
2.	Place and mode: The Company allocates engineers to working place of the Client
3.	Fees and payment: according to state of two parties

SECTION 20. Default Terms

1.	If the Company breaches the stipulations in SECTION 1 of this Contract, the Company shall pay 10% of total price for penalty.
2.
If the Company breaches the stipulations in SECTION 3 of this Contract, firstly two parties shall confirm the reasons for delay and if it is the default of the Company, the Company shall pay for penalty; if delay is over half month, the Client shall have the right to terminate the Contract and the losses suffered by the Client shall be paid by the Company.
3.	If the Client breaches the stipulations in SECTION 5 of this Contract, the Client shall pay 10% of total price for penalty and undertake all the losses incurred by the Company resulting from this.

4.	If the Company breaches the stipulations in SECTION 16 of this Contract, the Company shall pay 10% of total price for penalty and undertake all the losses incurred by the Client resulting from this.

SECTION 21.The Client shall have the right to improve the technology results in the future if necessary, related results belong to the Client, and related profit belongs to the Client 100%. The Company shall have the right to improve the technology results in the future if necessary, related results belong to the Company, and related profit belongs to the Company 100%.

SECTION 22. During the period of the Contract, the Client nominates Mr. Liang Tiandu as project contact person, and the Company nominates Ms. Liu Yanzhen as project contact person, who will undertake following obligations:

1.	Responsible for communication, organization and correspondence
2.	Effectively control project schedule and ensure on-time completion of the project
3.	Responsible for detailed implementation of the Contract.
Changes of contact person shall be informed timely to each other in written. The party delays to inform and brings material influence and losses shall undertake all the losses resulting from this.

SECTION 23. Force majeure

The two parties hereto acknowledge that one party may inform the other party to terminate the Contract due to force majeure.

SECTION 24. The two parties hereto acknowledge that disputes shall be solved through negotiation. If negotiation is impossible, it will be prosecuted to People’s Court of the place where the Client locates.

SECTION 25. Definitions: N/A

SECTION 26. Other documents as part of this contract

1.	Technology background material: Maoming Housing Fund-Business Request Instruction
2.	Project Development Plan, Project Inspection and Accept Report

SECTION 27. Other items

Attachment 1: “Maoming Housing Fund-Business Request Instruction”

Attachment 2: “Project Development Plan”
Attachment 3: “Project Inspection and Accept Report”
Attachment 4: “After-sales Service Standard”

SECTION 28. The Contract is prepared in quintuplicate which bear the same legal force.
SECTION 29. The Contract will take effect after signed and sealed by two parties.

Maoming Housing Funding Center
Name:

Shenzhen Hengtaifeng Technology Co., Ltd.
Name: